                                                                      EXHIBIT 16

[PricewaterhouseCoopers LETTERHEAD]


                                                      PRICEWATERHOUSECOOPERS LLP
                                                      1751 Pinnacle Drive
                                                      McLean VA 22102-3811
                                                      Telephone  (703) 918 3000
                                                      Facsimile  (703) 918 3100
                                                      Direct fax (703) 918 3100



August 2, 2000


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We have read the statements made by Level 8 Systems (copy attached), which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K/A report dated July 10, 2000. We agree with the statements concerning our Firm in Item 4a of such Form 8-K/A.


Very truly yours,

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP